Exhibit B-4(i)

ENTERGY LOUISIANA, INC.

TO

THE BANK OF NEW YORK
(successor to Harris Trust Company of New York)

AND

STEPHEN J. GIURLANDO
(successor to Mark F. McLaughlin)

As Trustees under Entergy Louisiana, Inc.'s Mortgage and Deed of Trust dated as of April 1, 1944

________________

Sixty-Third Supplemental Indenture

Amending and Modifying the Mortgage and Deed of Trust

Dated as of December 15, 2005

SIXTY-THIRD SUPPLEMENTAL INDENTURE

Indenture, dated as of December 15, 2005, between ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana (successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 639 Loyola Avenue, New Orleans, Louisiana 70113 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (successor to HARRIS TRUST COMPANY OF NEW YORK) whose principal office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called "Corporate Trustee"), and STEPHEN J. GIURLANDO (successor to Mark F. McLaughlin), whose address is 63 Euclid Avenue, Massapequa, New York 11758 (said Stephen J. Giurlando being hereinafter sometimes called "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the "Florida Company"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the "Sixty-Third Supplemental Indenture") being supplemental thereto;

WHEREAS, Section 120 of the Mortgage provides, among other things, that the Company may cure any ambiguity contained in the Mortgage, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to amend the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Sixty-Third Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:

  AMENDMENTS AND MODIFICATIONS TO THE MORTGAGE

    Section 2 of Article I of the Mortgage, as heretofore supplemented, is hereby modified by adding definitions of "capital stock" and "common stock" before the definition of "the Company" to read as follows:

    "The term "capital stock" shall mean the common stock and any preferred stock and any preference stock issued by an entity."

    "The terms "Common Stock" and "common stock" shall mean the class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that has ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that preference stock and preferred stock, even if it has such ordinary voting power, shall not be considered common stock."

    Section 2 of Article I of the Mortgage, as heretofore supplemented, is hereby modified by adding a definition of a "corporation" after the definition of "the Company" to read as follows:

    "The terms "Corporation" and "corporation" shall mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities."

    Section 2 of Article I of the Mortgage, as heretofore supplemented, is hereby modified by adding a definition of a "preference stock" and "preferred stock" after the definition of "Outstanding" to read as follows:

    "The terms "Preference Stock," "preference stock," "Preferred Stock" and "preferred stock" shall mean any class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to common stock."

    Section 3 of Article I of the Mortgage, as heretofore supplemented, is hereby modified by adding a definition of "Board of Directors" before the definition of "Resolution" to read as follows:

    "The term "Board of Directors" shall mean the board of directors, the board of managers or the equivalent governing body of an entity, or any committee, corporation, individual or group of individuals duly authorized to act for such entity in respect of matters relating to this Indenture."

    Section 84 of Article XV of the Mortgage, as heretofore supplemented, is hereby modified to clarify that all of the references to stockholders are deemed to include members or other owners of ownership interests in that entity and all of the references to officers and directors are deemed to include managers, trustees and other persons performing similar functions.

    (A)  In furtherance of the foregoing, references in the Mortgage, as heretofore supplemented, to the corporate nature of the Company's existence shall, upon and after giving effect to a consolidation of the Company with, or merger of the Company into, or conveyance, transfer or lease of all or substantially all of the Mortgaged and Pledged Property, as an entirety to any corporation, as the case may be, be deemed to refer to the successor corporation.

    (B)  The Mortgage, as heretofore supplemented, shall be deemed amended and modified to the extent necessary to give effect to the foregoing. Except as amended and modified hereby, the Mortgage, as heretofore supplemented, shall remain in full force and effect.

  MISCELLANEOUS PROVISIONS

    Subject to the amendments provided for in this Sixty-Third Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-Third Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

    The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixty-Third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-Third Supplemental Indenture.

    Whenever in this Sixty-Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Sixty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    Nothing in this Sixty-Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

    This Sixty-Third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

  IN WITNESS WHEREOF, ENTERGY LOUISIANA, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers and STEPHEN J. GIURLANDO, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

  ENTERGY LOUISIANA, INC.

  _/s/ Steven C. McNeal
  Steven C. McNeal
  Vice President and Treasurer

  Attest:

  _/s/ Christopher T. Screen
  Christopher T. Screen
  Assistant Secretary

  Executed, sealed and delivered by
  ENTERGY LOUISIANA, INC.
  in the presence of:

  _/s/ Christina M. Edwards
  Christina M. Edwards

  _/s/ Joyce C. Neal
  Joyce C. Neal

  THE BANK OF NEW YORK
  As Successor Corporate Trustee

  By: /s/ Robert Massimillo
  Robert Massimillo
  Vice President

  Attest:

  /s/ Remo Reale

  Executed sealed and delivered by
  THE BANK OF NEW YORK
  in the presence of:

  /s/ Brian Rossi

  /s/ Ada L. Li

  By: /s/ Stephen J. Giurlando
  Stephen J. Giurlando
  As Successor Co-Trustee

  Executed sealed and delivered by
  Stephen J. Giurlando
  in the presence of:

  /s/ Brian Rossi

  /s/ Ada L. Li

  STATE OF TEXAS

                                                  } ss.:

  COUNTY OF HARRIS

  On this 13th day of December, 2005, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said corporation.

  On the 13th day of December, 2005, before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner's Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

  /s/ Dawn M. Miller
  Dawn M. Miller
  Notary Public
  County of Harris, State of Texas
  My Commission Expires: April 29, 2008

  STATE OF NEW YORK

                                                          } ss.:

  COUNTY OF NEW YORK

  On this 19th day of December, 2005, before me appeared robert massimillo to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert Massimillo acknowledged said instrument to be the free act and deed of said corporation.

  On the 19th day of December, 2005, before me personally came Robert Massimillo, to me known, who, being by me duly sworn, did depose and say that he resides at 87 Brandis Avenue, Staten Island, NY 10312; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

  /s/ William J. Cassels
  Notary Public, State of New York
  No. 01CA5027729
  Qualified in Bronx County
  Commission Expires May 18, 2006

  STATE OF NEW YORK

                                                          } ss.:

  COUNTY OF NEW YORK

  On this 20th day of December, 2005, before me appeared STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

  On the 20th day of December, 2005, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

  /s/ William J. Cassels
  Notary Public, State of New York
  No. 01CA5027729
  Qualified in Bronx County
  Commission Expires May 18, 2006